Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 25, 2004 relating to the financial statements of Jeux Hexacto Inc., which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-117127).

/s/ PricewaterhouseCoopers LLP Chartered Accountants

Montreal, Quebec, Canada September 28, 2004